Exhibit 10.2

NORTH CAROLINA	)
	)	SIXTH LEASE AMENDMENT
FORSYTH COUNTY	)

This Sixth Lease Amendment (this “Sixth Amendment”), made effective as of the date of signature of the last party to sign below (the “Amendment Date”), by and between Wake Forest University Health Sciences, a North Carolina non-profit corporation having its principal office in Winston-Salem, North Carolina (“Landlord”), and Targacept, Inc., a Delaware corporation having its principal office in Winston-Salem, North Carolina (“Tenant”), amends that certain Lease effective August 1, 2002, as amended by the First Lease Amendment effective January 1, 2005, the Second Lease Amendment effective March 31, 2006, the Third Lease Amendment effective January 1, 2007, the Fourth Lease Amendment effective August 1, 2007 and the Fifth Lease Amendment effective October 1, 2009 (the “Lease”). Unless otherwise defined herein, all of the capitalized terms of this Sixth Amendment shall have the respective meanings ascribed to them in the Lease.

WITNESSETH:

WHEREAS Tenant has previously exercised its Renewal Option for the Renewal Term (i.e., August 1, 2007 to July 31, 2012) and, pursuant to paragraphs 2.3.3 and 3.1 of the Lease, Tenant has an Option to Lease the Second Floor Option Space at a specified rental rate; and

WHEREAS, as an incentive for Tenant to exercise its Option to Lease the Second Floor Option Space, Landlord and Tenant desire to amend the Lease to decrease the rental rate that would be payable by Tenant with respect to the Second Floor Option Space;

NOW, THEREFORE, for and in consideration of the premises, of the rents reserved and to be paid by Tenant to Landlord, and of the additional mutual covenants of the parties, Landlord and Tenant hereby agree as follows:

1. The Lease shall be amended by:

a.	deleting paragraph 2.3.3 in its entirety and substituting the following in lieu thereof:

“2.3.3 Second Floor Option

Landlord hereby grants to Tenant the option to lease an additional 20,669 rentable square feet of space, being all of the second floor of the Building (the “Second Floor Option Space”), the exercise of such Option to Lease being conditional on Tenant’s exercise of the Renewal Option for the Renewal Term (it being understood that such Option to Lease is not conditional on Tenant’s exercise of the Renewal Option for the Second Renewal Term). Tenant will exercise this Option to Lease, if it elects exercise, by giving written notice to Landlord specifying Tenant’s intended occupancy date of such space (the “Second Floor Occupancy Effective Date”); provided that in no event shall the Second Floor Occupancy Effective Date be prior to July 31, 2007. Unless

Landlord otherwise agrees, Tenant may exercise this Option to Lease only with respect to all of the Second Floor Option Space. Exercise of this Option to Lease shall effect a lease of the Second Floor Option Space from the Second Floor Occupancy Effective Date through the balance of the Renewal Term and, if applicable, Second Renewal Term and the Second Floor Option Space shall thereupon become part of the Demised Premises. Tenant will pay Rent for such Second Floor Option Space during the Renewal Term and, if applicable, Second Renewal Term as set forth in paragraphs 3.1 and 3.2.”; and

b.	deleting the last row of the table under the heading “Renewal Term” in paragraph 3.1 and substituting the following in lieu thereof, with the remainder of paragraph 3.1 remaining unchanged:

“Second Floor*^	20,669	$17.50/rsf	$361,707.50	$361,707.50
			($30,142.29)	($30,142.29)

*	if corresponding Option to Lease is exercised by Tenant
^	from the Second Floor Occupancy Effective Date to 7/31/12”

2. Except as amended herein, all of the terms and conditions of the Lease remain in full force and effect and, without limiting the generality of the foregoing, Landlord affirms and acknowledges its obligations pursuant to paragraph 6.5 of the Lease; and

3. This Sixth Amendment shall, as of the Amendment Date, constitute Tenant’s written notice of the exercise of its Option to Lease the Second Floor Option Space contemplated by paragraph 2.3.3 of the Lease, with a Second Floor Occupancy Effective Date to be specified by Tenant within 30 days after Tenant’s receipt of written notice from Landlord that the Second Floor Option Space has been vacated; provided that Landlord agrees: (i) to keep Tenant regularly informed about Landlord’s progress towards vacating the Second Floor Option Space, with the objective of enabling Tenant to plan successfully for the occupation of the Second Floor Option Space promptly after it has been vacated; (ii) to provide written notice to Tenant as soon as the Second Floor Option Space has been vacated; (iii) to use its best efforts to vacate or cause to be vacated the Second Floor Option Space before October 1, 2010; (iv) without limiting the foregoing clause (iii), to vacate or cause to be vacated the Second Floor Option Space in any event before December 1, 2010; (v) that this written notice of the exercise of its Option to Lease the Second Floor Option Space meets the requirements of paragraph 2.3.3 of the Lease and is valid and effective as of the Amendment Date; and (vi) Tenant has reasonably relied on the foregoing agreements by Landlord in providing its written notice of the exercise of its Option to Lease the Second Floor Option Space.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Sixth Amendment to be executed, pursuant to authority duly granted, effective as of the Amendment Date.

LANDLORD:		TENANT:

Wake Forest University Health Sciences		Targacept, Inc.

By:	/s/ Douglas L. Edgeton	By:	/s/ J. Donald deBethizy
	Name: Douglas L. Edgeton		Name: J. Donald deBethizy, Ph.D.
	Title: Executive Vice President & COO		Title: President & CEO

Date: 6/25/10		Date: June 30, 2010

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